As filed with the Securities and Exchange Commission on January 30, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Intra-Cellular Therapies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	36-4742850
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3960 Broadway

New York, New York 10032

(212) 923-3344

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sharon Mates, Ph.D.

Chairman, President and Chief Executive Officer

Intra-Cellular Therapies, Inc.

3960 Broadway

New York, New York 10032

(212) 923-3344

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William C. Hicks, Esq. Scott A. Samuels, Esq. John P. Condon, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, MA 02111 (617) 542-6000	Stuart Bressman, Esq. Proskauer Rose LLP Eleven Times Square New York, NY 10036 (212) 969-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  File No. 333-193313

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To be Registered	Proposed Number of Shares to be Registered(1)(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, par value $0.0001 per share	1,313,300	$17.50	$22,982,750	$2,961

(1)	Includes 171,300 shares that the underwriters have the option to purchase.
(2)	The Registrant is registering 1,313,300 shares pursuant to this Registration Statement, which shares are in addition to the 5,750,000 shares registered pursuant to the Registration Statement on Form S-1 (File No. 333-193313) declared effective on January 30, 2014.
(3)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, par value $0.0001 per share, of Intra-Cellular Therapies, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier registration statement on Form S-1 (File No. 333-193313), which was declared effective by the Commission on January 30, 2014 are incorporated in this registration statement by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 30, 2014.

INTRA-CELLULAR THERAPIES, INC.

By:	/s/ Sharon Mates, Ph.D.
Sharon Mates, Ph.D.
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sharon Mates, Ph.D. Sharon Mates, Ph.D.	Chairman, President and Chief Executive Officer (principal executive officer)	January 30, 2014

/s/ Lawrence J. Hineline Lawrence J. Hineline	Vice President of Finance, Chief Financial Officer and Secretary (principal financial officer and principal accounting officer)	January 30, 2014

* Christopher Alafi, Ph.D.	Director	January 30, 2014

* Richard Lerner, M.D.	Director	January 30, 2014

* Joel S. Marcus	Director	January 30, 2014

* Sir Michael Rawlins, M.D., FRCP, FMedSci	Director	January 30, 2014

* Rory B. Riggs	Director	January 30, 2014

* Robert L. Van Nostrand	Director	January 30, 2014

*By:	/s/ Sharon Mates, Ph.D.	January 30, 2014
Sharon Mates, Ph.D., Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of Raich Ende Malter & Co. LLP, independent registered public accounting firm.

23.3	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on January 10, 2014).